Exhibit 99.1
Dynamics Technology, Inc. Financial Statements
Year Ended July 1, 2005

Independent Auditors’ Report

Board of Directors
Dynamics Technology, Inc.
Torrance, California

We have audited the accompanying balance sheet of Dynamics Technology, Inc. as of July 1, 2005 and the related statement of earnings, stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dynamics Technology, Inc. at July 1, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP

August 19, 2005

Financial Statements

Dynamics Technology, Inc.
Balance Sheet

July 1, 2005
Assets

Current assets

Cash and cash equivalents	$2,136,111
Accounts receivable:
Contracts	2,351,087
Other	74,580 ---------------
Total accounts receivable	2,425,667

Inventory	41,190
Prepaid expenses and other current assets	115,280
Income tax receivable	1,160,093 ---------------

Total current assets	5,878,341 ---------------

Property and equipment, at cost
Furniture and equipment	1,105,470
Leasehold improvements	240,538 ---------------
1,346,008

Less accumulated depreciation and amortization	(732,815) ---------------

Net property and equipment	613,193

Other assets	81,421 ---------------

Total assets	$6,572,955 =========

July 1, 2005
Liabilities and Stockholders’ Equity

Current liabilities

Accounts payable	$327,300
Accrued salaries, wages and payroll expenses	934,783
Other accrued liabilities	310,449 ---------------
Total current liabilities	1,572,532

Accrued rent	149,026

Total Liabilities	1,721,558

Stockholders’ equity (Note 4)
Series A convertible preferred stock, no par value; 200,000 shares authorized; none issued and outstanding at July 1, 2005	0
Common stock, no par value; 1,000,000 shares authorized; 754,949 issued and outstanding at July 1, 2005	572,672
Additional paid-in capital	13,569,998
Accumulated deficit	(9,291,273) ---------------

Total stockholders’ equity	4,851,397 ---------------

Total liabilities and stockholders’ equity	$6,572,955 =========

See accompanying notes to financial statements.

Dynamics Technology, Inc.
Statement of Earnings

Year ended	July 1, 2005
Revenues	$20,624,881

Operating expenses
Direct (excluding stock-based compensation expense of $6,166,558)	8,536,937
Overhead (excluding stock-based compensation expense of $3,602,005)	7,630,747
General and administrative (excluding stock-based compensation expense of $3,805,656)	2,479,336
Stock-based compensation	13,574,219 ----------------

Total operating expenses	32,221,239 ----------------

Loss from operations	(11,596,358)

Other income (expense)
Interest income, net	31,781
Other expense, net	(353,824) ----------------

Loss before income taxes	(11,918,401)

Benefit for income taxes

(680,177) ----------------

Net loss

($11,238,224) ==========

See accompanying notes to financial statements.

Dynamics Technology, Inc.
Statement of Stockholders’ Equity

	Year Ended July 1, 2005
	Preferred Stock		Common Stock		Additional Paid-In Capital ($)	Accumulated Deficit ($)	Total Shareholders Equity ($)
	Shares	Amount ($)	Shares	Amount ($)
Balance, June 25, 2004	153,849	153,849	172,855	213,294	—	1,946,951	2,314,094

Exercise of stock options	—	—	429,907	214,138	—	—	214,138
Stock-based compensation expense	—	—	—	—	13,574,219	—	13,574,219
Conversion of preferred stock	(153,849)	(153,849)	153,849	153,849		—	—
Repurchase of common stock	—	—	(1,662)	(8,609)	(4,221)	—	(12,830)
Net loss	— ---------------	— ---------------	— ---------------	— ---------------	— ---------------	(11,238,224) ---------------	(11,238,224) ---------------

Balance, July 1, 2005	— =========	— =========	754,949 =========	572,672 =========	13,569,998 =========	(9,291,273) =========	4,851,397 =========

See accompanying notes to financial statements.

Dynamics Technology, Inc.
Statement of Cash Flows

Year ended

July 1, 2005
Cash flows from operating activities
Net loss	($11,238,224)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	201,937
Stock-based compensation expense	13,574,219
Deferred income tax, net	2,000
Changes in assets and liabilities:
Accounts receivable	195,257
Prepaid expenses and other current assets	(63,542)
Inventory	(41,190)
Income taxes receivable	(1,149,920)
Other assets	(19,334)
Accounts payable	83,068
Accrued salaries, wages, and payroll expenses	(780,566)
Accrued contributions to employee benefit plans	(822,417)
Other accrued liabilities	128,090
Accrued rent	149,026 --------------

Net cash provided by operating activities	218,404 --------------

Cash flows from investing activities
Purchases of property and equipment	(293,375) --------------

Net cash used in investing activities	(293,375) --------------

Cash flow from financing activities
Cash used for repurchase of common stock	(12,830)
Proceeds from exercise of stock options	214,138 --------------

Net cash provided by financing activities	201,308 --------------

Net increase in cash and cash equivalents	126,337

Cash and cash equivalents, beginning of year	2,009,774 --------------

Cash and cash equivalents, end of year	$2,136,111 =========
Supplemental disclosure of cash flow information
Cash transactions during the year for:
Interest paid	$6
Supplemental disclosure of non-cash financing activity
Conversion of preferred stock to common stock	153,849

 See accompanying notes to financial statements.

Dynamics Technology, Inc.
Notes to Financial Statements

1. Summary of Significant Accounting Policies

Description of Company

Dynamics Technology, Inc. (DTI) is a California C Corporation headquartered in Torrance, California, with offices in Anaheim, California and Arlington, Virginia. DTI provides research and engineering support, both theoretical and experimental, to United States government agencies and contractors to the government, and has had projects with DARPA, the Navy, the Air Force, the intelligence community, and contractors to the government. DTI is a provider of advanced sensor and signal processing products for advanced space-based, airborne, terrestrial, and undersea sensor technologies. The majority of the technical staff hold Ph.D. degrees in physics, engineering, or earth sciences. DTI has experience and expertise in remote sensing, oceanography, hydrodynamics, aerodynamics, signal processing, data analysis, modeling and simulation, and geographic information systems.

On July 1, 2005, Applied Signal Technology, Inc. (AST), headquartered in Sunnyvale, California, announced that it completed the acquisition of 754,949 shares of DTI, representing 100% of the outstanding common stock, for approximately $30 million in cash. AST provides advanced digital signal processing products, systems, and services used in reconnaissance of telecommunication signals for intelligence gathering. AST develops and manufactures equipment for both the collection and processing of signals. The combined company will be a provider of signal processing products and services in support of intelligence, surveillance and reconnaissance for global security.

The resulting change of control could have an impact on the future utilization of DTI’s net operating loss carryforwards pursuant to Internal Revenue Code Section 382. Determination as to the potential restrictions on the utilization of carried forward net operating losses have been made by AST.

The financial statements of DTI for the fiscal year ended July 1, 2005 do not reflect any accounting adjustments arising from the purchase of 100% of its outstanding common stock by AST.

Accounting Period

The fiscal year of DTI’s ended on July 1, 2005.

Depreciation and Amortization

Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful lives of the respective assets as follows:

Years
Furniture and equipment	3 to 5
Leasehold improvements	Economic useful life or remaining term of lease, whichever is shorter

Impairment of Long-Lived Assets

In 2003, DTI adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. There were no impairment charges recorded in the fiscal year ended July 1, 2005.

Revenue Recognition

DTI recognizes revenue on its fixed-priced contracts under the percentage-of-completion method determined by the ratio of costs incurred to management’s estimate of total anticipated costs. Revenue under cost reimbursable contracts is recorded as costs are incurred and includes estimated fees recognized in proportion of costs incurred to date to management’s estimate of total anticipated costs. Provisions for anticipated losses, if any, are made in the period in which they become determinable.

Substantially, all of DTI’s revenue is derived from contracts with various U.S. government agencies and contractors.

DTI had accounts receivable – contracts, of $2,351,087 at July 1, 2005, which were substantially all from U.S. government contracts. Also included in this balance were recoverable costs and accrued profit on progress completed and not billed, including retentions pending government audit of $1,228,671. Completion of government audits will enable DTI to close the completed contracts.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A significant deferred tax asset was generated by the recognition of stock-based compensation expense relating to the acquisition event referenced above. Management believes a full valuation allowance is required as the benefit of the deferred tax asset is not likely to be utilized by DTI.

Cash Equivalents

DTI considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Stock-Based Compensation

DTI accounts for stock-based compensation arrangements in accordance with Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” (SFAS No. 123), which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to apply the provisions of Accounting Principles Board (APB) Opinion No. 25 and provide pro forma net income disclosures for employee stock option grants made in future years as if the fair-value-based method defined in SFAS No. 123 had been applied. DTI has elected to apply the provisions of APB Opinion No. 25 and provide the pro-forma disclosure provisions of SFAS No. 123 for stock options issued to employees. See Note 5.

DTI uses the fair-value method to account for stock options granted to nonemployees. During fiscal year 2005 DTI did not grant stock options to nonemployees, other than directors.

On or around July 1, 2005, the Board of Directors of DTI approved the acceleration of vesting on all unvested options to purchase common stock of DTI. (See Footnote 5.)

Concentrations of Credit Risk

DTI’s cash and cash equivalents are principally on deposit in a short-term asset management account at a large bank. Accounts receivable potentially subject DTI to concentrations of credit risk.

Major Customers

DTI’s customer base is comprised primarily of agencies within the U.S. government. DTI generally does not require collateral for accounts receivable. When required, DTI maintains allowances for credit losses, and to date, such losses have not been significant.

Use of Estimates

The preparation of financial statements in conformity with the accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues, and expenses. Actual results could differ materially from those estimates.

Comprehensive Income

DTI applies the provisions of Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income.” This statement establishes reporting of comprehensive income and its components. Comprehensive income consists primarily of net income, foreign currency translation adjustments, and unrealized gains (losses) on available for-sale securities, if any. Comprehensive loss was equal to net loss for the fiscal year ended July 1, 2005.

2. Accounts Receivable

DTI is both a prime contractor and subcontractor under fixed price, time and materials, and cost reimbursement contracts with the U.S. government. Such contracts represent substantially all of DTI’s revenues. After the close of each fiscal year, DTI submits indirect cost claims to the government to establish final indirect cost rates applicable to such contracts. These rates, after audit and approval by the U.S. government, are used to settle costs on contracts completed during the prior fiscal year.

To facilitate interim billings during the performance of its contracts, DTI establishes provisional billing rates, which are used in recognizing contract revenue and contract accounts receivable amounts in these financial statements. These provisional billing rates are adjusted to actuals at year end and are subject to adjustment after government audit.

During fiscal year 2005, the U.S. government completed its audit and accepted DTI’s submitted final rates for fiscal year 2003. Audit adjustments for prior years have been insignificant.

Accounts receivable – contracts at July 1, 2005 are comprised of the following:

July 1, 2005
Amounts billed	$1,122,416
Recoverable costs and accrued profit on progress completed – not billed	1,228,671 ---------------
$2,351,087 ==========

Based on DTI’s experience with similar contracts in recent years, the unbilled and retention balances at July 1, 2005 are expected to be collected within one year, or upon final contract close-out.

3. Contributions to Employee Benefit Plans

DTI has a defined contribution 401(k) profit sharing plan with both defined contribution and discretionary components for the benefit of all employees. The profit sharing plan includes a 401(k) feature, which allows employees to contribute to the plan on a pretax basis up to certain limitations. The plan has been qualified by the Internal Revenue Service and is exempt from federal income taxes. Participants are 100% vested in DTI’s annual defined contributions if employed at the end of the fiscal year. Vesting in the discretionary contributions occurs gradually over the first five years of participation. Employer contributions to the plan amounted to $1,100,000 for the fiscal year ended July 1, 2005.

DTI has a nonqualified deferred compensation plan for key employees. Payments made during 2005 amounted to $132,840. There are no accrued employer contributions to this plan at the end of fiscal year 2005.

All employee-based compensation plans were terminated by DTI on July 1, 2005.

4. Stockholders’ Equity

Authorized Stock

DTI’s board of directors authorized the issuance of two classes of shares designated as common stock and preferred stock, each having no par value. The first series of authorized preferred stock consists of 200,000 shares designated Series A preferred stock. Common stock authorized was 1,000,000 shares.

The board of directors is authorized to fix or alter the rights, preferences, privileges, and restrictions granted to or imposed upon additional series or preferred stock, and the number and designation of shares constituting any series issued.

Common Stock

Common stockholders are entitled, subject to the senior rights of holders of the preferred stock described below, to receive dividends when and if declared by the board of directors, to share ratably in the proceeds of any dissolution or winding up of DTI, and to vote on certain matters as provided in the Articles of Incorporation. Shares of common stock are subject to transfer restrictions and certain rights of first refusal relating to the securities laws, the bylaws of DTI and, in certain cases, specific agreements with DTI and the preferred stockholders. During fiscal 2005 DTI repurchased 1,662 shares of its common stock.

Convertible Series A Preferred Stock

The rights, preferences, and privileges of the Series A preferred stock are described below:

Conversion Rights

Each share of the preferred stock outstanding is convertible, at the option of the holder, into one share of fully paid common stock. Such conversion will occur automatically upon (i) the closing of a registered public offering of DTI’s common stock, where the gross proceeds received by DTI in such offering are at least $15,000,000 and the per share offering price is at least $10.00; (ii) immediately prior to the closing of a sale of all or substantially all of the assets or capital stock of DTI; (iii) upon the vote or affirmative written consent of the holders of a majority of the Series A shares; or (iv) July 1, 2006 (the Mandatory Conversion Date). On July 1, 2005, 153,849 shares of the Convertible Series A Preferred Stock were converted into 153,849 shares of Common Stock, immediately prior to the sale of DTI described in Note 1.

Dividends Rights

The holders of the Series A preferred shares are entitled to receive, when and if declared by the board of directors, a noncumulative dividend.

No dividends shall be declared or paid to any holders of shares of the common stock of DTI unless and until the holders of Series A shares then outstanding shall have first received a distribution at the same rate per share, as is declared on the shares of common stock.

There were no dividends declared or outstanding for the year ended July 1, 2005.

Voting Rights

Each holder of Series A preferred stock shall be entitled to the number of votes equal to the number of whole shares of common stock into which such Series A preferred stock are then convertible.

5. Stock Option Plan

DTI’s board of directors approved the 2000 Incentive Stock Plan (the “Plan”) pursuant to which options to purchase up to 800,000 shares of common stock of DTI were available for grant to employees. Pursuant to the Plan, the exercise price on the date of grant for incentive and nonqualified stock options could not be less than 100% and 85%, respectively, of the fair market value of the common stock as determined by the board of directors. Outstanding stock options are exercisable in a minimum of 20% increments over a maximum of five years and expire within ten years after the date of grant.

Incentive stock options were granted to certain key employees upon formation of DTI. Certain of these stock options were fully vested and were exercised immediately with the balance of these stock options vesting in equal increments over the following four years, beginning July 1, 2001, with a four-year exercise period for each vested increment. Incentive stock options granted to employees during the current year vest at the rate of 25%, beginning one-year from the date of grant and monthly thereafter for the remaining 36 months, and are exercisable over the following four- to six-year period. A summary of activity of this Plan is as follows:

	Shares	Weighted Average Exercise Price
Options outstanding as of June 25, 2004	366,645	$3.22

Grants	66,600	7.20
Exercises	(428,245)	4.30
Cancellations	(5,000) ------------	4.62 ------------
Options outstanding as of July 1, 2005	— =======	$— =======

There were no options outstanding at July 1, 2005.

DTI applies Accounting Principles Board (APB) Opinion No. 25, in accounting for its stock option plan. Since there was a modification to the Plan, compensation expense related to all modified options has been recognized in the accompanying statement of earnings. Had DTI determined compensation cost based on the fair value at the grant date for its vested stock options under SFAS No. 123, DTI’s net income (loss) would have changed to the pro forma amounts indicated below:

2005
Net loss (as reported)	($11,238,224)

Add: stock-based compensation	13,574,219

Deduct: total stock-based employee compensation expense determined under fair value based method for all awards	(16,487,545) -------------------
Pro forma net loss	($14,151,550) ===========

The fair value of options granted during the year ended July 1, 2005 was determined using a minimum-value method with the following assumptions: risk free interest rate of approximately 3.5% and an expected life of five years. The weighted average fair value of the options granted during the year was $7.20 per share.

In accordance with the Plan, DTI may repurchase shares from terminated employees at fair value on the date of termination.

Compensation Expense

The Board of Directors of DTI approved the acceleration of vesting on all outstanding unvested options to purchase common stock of DTI. In accordance with SFAS No. 123 as interpreted by Financial Accounting Standards Board Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation (an interpretation of APB Opinion No. 25),” if the original terms of the option award provide for vesting to be accelerated at the discretion of the entity, subsequent acceleration of vesting is a modification. This modification of the outstanding option agreements generated compensation expense that was recorded in the current period income statement.

The acceleration of vesting on outstanding options to purchase DTI common stock resulted in an expense recorded prior to the completion of the acquisition of DTI by AST. Accordingly, total compensation cost is measured as the sum of:

a. The intrinsic value of the stock option or award at the original measurement date, and

b. The amount of cash paid to the employee (reduced by any amount paid by the employee to acquire the shares) that exceeds the lesser of the intrinsic value (if any) of the award:

    (1) At the original measurement date, or

    (2) Immediately prior to the cash settlement.

The compensation expense is calculated as the difference between the exercise (strike) price of the option and the fair market value (FMV) price. The FMV is determined at the time of plan modification, and the best indicator of FMV is the proposed acquisition price. The acquisition price of approximately $41.73 per share has been established via a bona fide offer from an independent third party (AST), and has been verified and endorsed by the Board of Directors of both companies. DTI recorded a compensation expense of $13,574,219.

Tax Treatment of Exercised Options

Under DTI’s Incentive Stock Plan of 2000, certain employees were granted Incentive Stock Options (ISOs) to purchase shares of DTI common stock at a specified exercise price. Favorable tax treatment accrues to the employee if the stock purchased under an ISO is not sold within two years from grant date or within one year from the exercise date, whichever is later. If these holding periods are not met, a disqualifying disposition results, providing tax deductions for the employer in the year the disposition occurs.

The holders of incentive stock options to purchase DTI common stock exercised their options and subsequently exchanged the underlying common stock received upon exercise of the options for merger consideration paid by AST for the acquisition of DTI prior to expiration of the requisite holding period required on an incentive stock option, resulting in a disqualifying disposition. The tax deduction for DTI occurs at the time of the disqualifying disposition event.

During fiscal year 2005, approximately 430,000 options were either accelerated and exercised or sold short of the holding period requirements, generating a tax deduction to DTI of approximately $16,200,000, represented by the difference between the exercise (strike) price and fair market value. This tax loss results in a full refund of any taxes paid to date during the 2005 fiscal year and a carryback of the resulting loss to the prior two years. Any remaining tax loss can then be carried forward on the books of DTI for up to 20 years, subject to a yearly limitation. Of this balance, approximately $2,600,000 represents additional tax in excess of book compensation from stock options.

6. Income Taxes

Income tax benefit (rounded) for the year ended July 1, 2005 is comprised of the following:

	Current	Deferred	Total
2005:
Federal	($680,000)	$—	($680,000)
State	— ---------------	— ---------------	— ---------------
	($680,000) =========	$— =========	($680,000) =========

The actual tax benefit for fiscal year 2005 differed from the amounts computed by applying the federal income tax rate to earnings before income taxes. The reasons for those differences are as follows:

July 1, 2005
Computed “expected” income taxes	($4,052,000)
State income taxes, net of federal income tax benefit	(695,000)
Losses not benefited	3,928,000
Other	139,000 ----------------
($680,000) =========

Temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities that give rise to significant portions of the deferred tax liability at July 1, 2005 relate to the following:

Deferred tax assets:
Other accrued liabilities	$175,000
Unbilled revenue	(489,000)
Net Operating Losses and credits	4,341,000
Depreciation	(99,000)
Valuation allowance	(3,928,000) ---------------
Net deferred income tax asset	$— =========

DTI had net operating losses of approximately $13,600,000 and $15,600,000 for Federal and State purposes. Of these balances, approximately $2,600,000 would benefit additional paid in capital when realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods during which the deferred tax assets are deductible, management does not believe it is more likely than not that DTI will generate adequate taxable income to fully realize the benefits of the deferred tax assets as of July 1, 2005 and has therefore recorded a full valuation allowance of $3,928,000.

7. Line of Credit Arrangement

DTI had a secured $3,000,000 line of credit arrangement with a commercial bank, as amended. The facility provided for a revolving line of credit based on available accounts receivable to fund working capital requirements, bore interest at 4.75% (to be adjusted concurrent with the prime rate), and was due to expire on October 31, 2005. At July 1, 2005 there were no outstanding advances under this line of credit arrangement. The line was secured by substantially all Company assets. Certain financial covenants existed and, at July 1, 2005, DTI was in compliance with all such financial covenants. The line of credit arrangement was terminated by DTI on July 1, 2005.

8. Commitments and Contingencies

Leases

 DTI leases office facilities pursuant to operating leases. These leases require minimum monthly rents aggregating $72,442 and expire in 2008, 2009, and 2013. A summary of future rental payments for all operating leases with remaining terms greater than one year follows:

Fiscal year ending
2006	$941,131
2007	967,922
2008	837,247
2009	563,506
2010	489,627
Thereafter	1,551,309 ---------------
Total minimum lease payments	$5,350,742 =========

Rent expense under operating leases was approximately $861,000 for the year ended July 1, 2005.

As DTI provides services to various government agencies, it is subject to retrospective audits, which may result in adjustments to amounts recognized as revenues, and DTI may be subject to investigation by governmental entities. Failure to comply with the terms of any governmental contracts could result in civil and criminal fines and penalties, as well as suspension from future government contracts. DTI is not aware of any adjustments, fines, or penalties, which could have a material adverse effect on its financial position or results of operations.

DTI had cost reimbursable type contracts with the federal government. Consequently, DTI is reimbursed based upon the direct expenses attributable to the contract, plus a percentage based upon overhead and general administrative expenses. The overhead and general administrative rates are estimates. Accordingly, if the actual rates as determined by the Defense Contract Audit Agency are below DTI’s estimates, a refund for the difference would be due to the federal government.